UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2011

Global Gate Property Corp.
 (Exact name of registrant as specified in its charter)

Nevada	000-52330	20-3305472
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

2519 East Kentucky Ave.
Denver, Colorado 80209
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 660-6964

(Former name or former address, if changed since last report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁯	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁯	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁯	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

    On January 31, 2011, Global Gate Property Corp. reached an agreement with Intero International Franchise Services, LLC, an affiliate of Intero Real Estate Services, Inc. (“Intero”), a leading U.S. real estate brokerage firm, to form Intero Shanghai.   Intero Shanghai will provide a range of services to Chinese investors interested in the U.S. real estate market.

    Founded in 2002, Intero has expanded rapidly to become one of the premier real estate brands in the United States with a particularly strong presence in California’s Silicon Valley, where its headquarters are located.  Intero Franchise Services Inc. began franchising in 2004 and currently has over 40 offices with 1,800 agents operating in the U.S.  Intero is a member of Leading Real Estate Companies of the World®, which has over 600 member companies with 5,000 offices and has 150,000 associates in over 30 countries.

    GGPC is an international real estate investment and services group, with offices and associates in North America and Asia.  GGPC brings together a management team with over three decades experience in international real estate and of operating and investing in Asia.  GGP works with Asian investors seeking to acquire real estate in the U.S., the UK and Europe, and with international investors looking to acquire real estate in China including specialist divisions for Agricultural and Forestry investment into China.  GGPC is listed on the U.S. NASDAQ OTCBB (stock code GGPC). For additional information, contact info@globalgateproperty.com or visit www.globalgateproperties.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    January 31, 2011

GLOBAL GATE PROPERTY CORP.

By:	/s/ Gary S. Ohlbaum
Gary S. Ohlbaum
President, Chief Executive Officer
and Chief Financial Officer